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                                                                      EXHIBIT 5



                                                 October 30, 1996






Swisher International, Inc.
6849 Fairview Road
Charlotte, North Carolina 28210

Re: Registration Statement on Form S-3 Covering Public Offering of 291,600, Shares of Common Stock of Swisher International, Inc.

Gentlemen:

         We have acted as counsel to Swisher International, Inc., a Colorado corporation (the "Company"), in connection with the proposed offering to the public of 291,600 shares of Common Stock, by certain selling shareholders (the "Selling Shareholder"), all in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") on October 30, 1996, which the Company is to file with the Commission today or shortly hereafter (as the same may be further amended from time to time, the "Registration Statement"), covering the public offering of the above-described securities.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado.

         2. The shares of Common Stock have been legally and validly authorized under the Articles of Incorporation of the Company.

         3. The shares of Common Stock offered by the Selling Shareholders are duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.



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Swisher International, Inc.
October 30, 1996
Page 2



         We hereby consent to the use of our name and to the references to our firm beneath the caption "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                  Very truly yours,

                                  /s/ BERLINER ZISSER WALTER & GALLEGOS, P.C.